                                                                 Exhibit 3.2(ii)

--------------------------------------------------------------------------------




                            COLE NATIONAL GROUP, INC.

                          AMENDED AND RESTATED BY-LAWS

                    As Adopted and in Effect on July 28, 2003


--------------------------------------------------------------------------------

                            COLE NATIONAL GROUP, INC.

                          AMENDED AND RESTATED BY-LAWS

                                                                                                               Page
                                                                                                               ----

ARTICLE I             OFFICES....................................................................................1

         Section 1.        Registered Office.....................................................................1

         Section 2.        Other Offices.........................................................................1

ARTICLE II            MEETINGS OF STOCKHOLDERS...................................................................1

         Section 1.        Time and Place of Meetings............................................................1

         Section 2.        Annual Meetings.......................................................................1

         Section 3.        Special Meetings......................................................................1

         Section 4.        Quorum................................................................................2

         Section 5.        Voting; Proxies.......................................................................2

         Section 6.        List of Stockholders Entitled to Vote.................................................2

         Section 7.        Stock Ledger..........................................................................3

         Section 8.        Order of Business.....................................................................3

ARTICLE III           DIRECTORS..................................................................................5

         Section 1.        Number and Election of Directors......................................................5

         Section 2.        Vacancies.............................................................................5

         Section 3.        Duties and Powers.....................................................................5

         Section 4.        Meetings..............................................................................5

         Section 5.        Quorum................................................................................5

         Section 6.        Actions of the Board..................................................................6

         Section 7.        Meetings by Means of Remote Communications............................................6

         Section 8.        Committees............................................................................6

         Section 9.        Compensation..........................................................................6

         Section 10.       Interested Directors..................................................................6


         Section 11.       Nominations of Directors; Election....................................................7

ARTICLE IV            OFFICERS...................................................................................8

         Section 1.        General...............................................................................8

         Section 2.        Election..............................................................................9

         Section 3.        Voting Securities Owned by the Corporation............................................9

         Section 4.        Chairman of the Board of Directors....................................................9

         Section 5.        President.............................................................................9

         Section 6.        Vice-Presidents......................................................................10

         Section 7.        Secretary............................................................................10

         Section 8.        Treasurer............................................................................10

         Section 9.        Assistant Secretaries................................................................11

         Section 10.       Assistant Treasurers.................................................................11

         Section 11.       Other Officers.......................................................................11

ARTICLE V             STOCK.....................................................................................11

         Section 1.        Form of Certificates.................................................................11

         Section 2.        Signatures...........................................................................11

         Section 3.        Lost Certificates....................................................................12

         Section 4.        Transfers............................................................................12

         Section 5.        Record Date..........................................................................12

         Section 6.        Beneficial Owners....................................................................12

ARTICLE VI            NOTICES...................................................................................12

         Section 1.        Notices..............................................................................12

         Section 2.        Waivers of Notice....................................................................13

ARTICLE VII           GENERAL PROVISIONS........................................................................13

         Section 1.        Dividends............................................................................13

         Section 2.        Disbursements........................................................................13

         Section 3.        Fiscal Year..........................................................................13


         Section 4.        Corporate Seal.......................................................................13

ARTICLE VIII          INDEMNIFICATION...........................................................................13

         Section 1.        Indemnification......................................................................13

         Section 2.        Expenses Payable in Advance..........................................................13

ARTICLE IX            AMENDMENTS................................................................................14

         Section 1.        Amendments...........................................................................14

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                            COLE NATIONAL GROUP, INC.
                         (f/k/a CNC Holding Corporation)

                     (hereinafter called the "Corporation")


                                    ARTICLE I

                                     OFFICES
                                     -------

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         Section 1. Time and Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or, in the absence of a designation by the Board, the Chairman of the Board (the "Chairman"), the Chief Executive Officer, the President or the Secretary, and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

         Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting in accordance with these By-Laws. Notice of the annual meeting stating the place, date and hour of the meeting, the means of remote communications, if applicable, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

         Section 3. Special Meetings. Unless otherwise prescribed by law, special meetings of stockholders may be called only as provided in the Certificate of Incorporation. Notice of a special meeting stating the place, date and hour of the meeting, the means of remote communication, if applicable, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

         Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or a Certificate of Designation thereunder, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 5. Voting; Proxies. Except as otherwise provided by law, the Certificate of Incorporation or a Certificate of Designation thereunder or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted on the subject matter. Every proxy must be authorized in a manner permitted by Section 212 of the Delaware General Corporation Law (or any successor provision). Except as otherwise provided by law, the Certificate of Incorporation or a Certificate of Designation thereunder, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's sole discretion, may require that any votes cast at such meeting shall be cast by written ballot; if authorized by the Board of Directors, such requirement of a written ballot may be satisfied by a ballot submitted by electronic submission, provided that any electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

         Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this
Section 6 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 8. Order of Business. (a) The Chairman of the Board of Directors, or such officer of the Corporation designated by a majority of the Whole Board (as defined in the Certificate of Incorporation), will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Whole Board prior to the meeting, the presiding officer of the meeting of the stockholders will have the right and the authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business or proposals not properly submitted, limiting time allowed for discussion of the business of the meeting, restricting the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend the meeting and ascertaining whether any stockholder or proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in such officer's sole discretion, that the stockholder or proxy holder is unduly disruptive or is likely to disrupt the meeting.

         (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2 of this Article II, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Section 8(c) of this Article II.

         (c) For business to be properly requested by a stockholder to be brought before an annual meeting, (i) the stockholder must be a stockholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) the stockholder must be entitled to vote at such meeting, (iii) the stockholder must have given timely notice thereof in writing to the Secretary and (iv) if the stockholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Company with a Proposal Solicitation Notice, as that term is defined in this Section 8(c), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of shares of the Company entitled to vote required to approve such business that the stockholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after, the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and series and number of shares of capital stock of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings among such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (E) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to approve the proposal (an affirmative statement of such intent, a "Proposal Solicitation Notice") and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting . Notwithstanding the foregoing provisions of this Section 8(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act") with respect to matters set forth in this Section 8(c). Nothing in this Section 8(c) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         (d) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman, the President or a majority of the Whole Board in accordance with Section 2 or Section 3 of this Article II, as applicable or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

         (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, such officer will so declare to the meeting and any such business will not be conducted or considered.

                                   ARTICLE III

                                    DIRECTORS
                                    ---------

         Section 1. Number and Election of Directors. The Board of Directors shall consist of a number of directors as shall be fixed from time to time by a majority of the Whole Board. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

         Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

         Section 3. Duties and Powers. The business of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the President, or a majority of the directors then in office. Notice will be given to each director
(A) 24 hours before the start of the meeting (w) in person, (x) by facsimile telecommunication, when directed to a number at which the director has consented to receive notice, (y) by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice or (z) by other similar medium of communication or (B) 72 hours before the start of the meeting by mail, when deposited in the United States mail, postage prepaid, to an address to which the director has consented to receive notice or (C) on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

         Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of

Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Actions of the Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 7. Meetings by Means of Remote Communications. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

         Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or such other compensation as may be determined from time to time by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor to the extent permitted by law and the rules of any stock exchange or quotation system on which the Corporation's stock is listed or traded. Members of special or standing committees may be allowed like compensation for attending committee meetings as determined by the Board of Directors from time to time. Compensation paid to a Chairman of the Board who is not an employee of the Company is considered to be compensation as a director for all purposes.

         Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director's or officer's votes are counted for such purpose, if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 11. Nominations of Directors; Election.

         (a) Subject to the rights, if any, of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) to elect additional directors, only persons who are nominated in accordance with this
Section 11 will be eligible for election at a meeting of stockholders as directors of the Corporation.

         (b) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 11, who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Section 11. If a stockholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Company with a Nomination Solicitation Notice, as that term is defined in this
Section 11, such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the Company entitled to vote required to approve such nomination and included in such materials the Nomination Solicitation Notice. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary.

         (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 30 calendar days after, the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

         (d) To be in proper written form, such stockholder's notice must set forth or include: (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected; (vii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees (an affirmative statement of such intent, a "Nomination Solicitation Notice"); and
(viii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.

         (e) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 11, and if such officer should so determine, such officer will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 11, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

         Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors shall also choose a Chairman of the Board, who may be an officer if so designated by the Board of Directors. The Board of Directors, in its discretion, may also choose one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

         Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board of Directors, the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors need not be an employee or officer of the Corporation, but must be a director of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the stockholders, subject to Section 8(a) of
Article II of these By-Laws, and of the Board of Directors. If the Chairman of the Board of Directors is also an officer of the Corporation, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors, except where by law the signature of the President is required. If the Chairman of the Board of Directors is also an officer of the Corporation, during the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chairman of the Board of Directors by these By-Laws or by the Board of Directors.

         Section 5. President. The President shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, if the Chairman of the Board of Directors is the Chief Executive Officer of the Corporation (or, if the Chairman is not the Chief Executive Officer of the Corporation, the Chief Executive Officer), have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the

Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders, subject to Section 8(a) of Article II of these By-Laws, and if the President is a director, the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the President by these By-Laws or by the Board of Directors.

         Section 6. Vice-Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Directors who is an officer of the Corporation or Chief Executive Officer of the Corporation), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors who is an officer of the Corporation or Chief Executive Officer of the Corporation and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors, the Chairman of the Board of Directors (if the Chairman of the Board is an officer of the Corporation) or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

         Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as

Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors (if the Chairman of the Board is an officer of the Corporation), the Chairman of the Board of Directors, the President, any Vice-President or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors (if the Chairman of the Board is an officer of the Corporation), the President, any Vice-President or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Assistant Treasurer's office and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V

                                      STOCK
                                      -----

         Section 1. Form of Certificates. Every holder of stock of the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors (if the Chairman of the Board is an officer of the Corporation), the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

         Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfers. Except as otherwise provided in the Certificate of Incorporation or in any Preferred Stock Designation, stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

         Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                     NOTICES
                                     -------

         Section 1. Notices. Whenever notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any stockholder, such notice may be given by any means permitted by the Delaware General Corporation Law. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to such stockholder, at such stockholder's address as it appears on the records of the Corporation. Written notice may also be given personally or by facsimile. If electronically transmitted, notice shall be deemed given when directed to an electronic mail address at which such stockholder has consented to receive notice. Confirmation of receipt will not be required.

         Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 4. Corporate Seal. The corporate seal shall be inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

         Section 1. Indemnification. The Corporation shall indemnify any person entitled to indemnification as provided in the Certificate of Incorporation (an "Indemnitee").

         Section 2. Expenses Payable in Advance. Expenses (including, without limitation, attorneys' and others' fees and expenses) incurred by an Indemnitee in defending any actual or threatened civil, criminal, administrative or investigative action, suit, proceeding or claim shall be payable by the Corporation in advance of the final disposition thereof, as authorized by the Board of Directors pursuant to this Section 2. For purposes of determining whether to authorize advancement of expenses, unless otherwise provided in a written agreement for indemnification between the Indemnitee and the Corporation, the Indemnitee shall submit to the Board of Directors a sworn statement of request for advancement of expenses averring that (i) the Indemnitee has reasonably incurred or will reasonably incur actual expenses in defending an actual civil, criminal, administrative or investigative action, suit, proceeding or claim and (ii) the Indemnitee undertakes to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified by the Corporation under any of the Certificate of Incorporation, these By-Laws or any written agreement for indemnification. Upon receipt of such a sworn statement, the Board of Directors shall within ten calendar days authorize immediate payment of the expenses stated in the sworn statement, whereupon such payments shall immediately be made by the Corporation. No security shall be required in connection with any sworn statement and any sworn statement shall be accepted without reference to the Indemnitee's ability to make repayment.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

         Section 1. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, these By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted, either
(i) by the holders of a majority of the outstanding capital stock entitled to vote thereon at any meeting of the stockholders, provided that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or (ii) by a majority of the Whole Board.

                                [End of Document]


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